 EXHIBIT 1

HORIZON ENERGY DEVELOPMENT, INC.
BALANCE SHEET
(Unaudited)

                                                              At June 30, 2003
ASSETS
Property Plant & Equipment
   Property Plant & Equipment                                    $370,133,248
   Accumulated D, D & A                                          (149,278,143)
                                                                 -------------
Net Property, Plant & Equipment                                   220,855,105
                                                                 -------------
Current Assets:
   Cash and Temporary Cash Investments                             23,986,776
   Notes Receivable-Intercompany                                      400,000
   Receivables - Net                                                4,422,137
   Accounts Receivable-Intercompany                                   225,077
   Unbilled Utility Revenue                                         5,524,064
   Materials/Supplies - Average Cost                                3,334,387
   Prepayments                                                         20,672
                                                                 -------------
Current Assets                                                     37,913,113
                                                                 -------------
Other Assets                                                          463,671
                                                                 -------------
Total Assets                                                     $259,231,889
                                                                 =============
CAPITALIZATION & LIABILITIES
Capitalization:
   Capital Stock of Subsidiaries                                       $4,750
 Paid in Capital                                                   38,245,591
   Earnings Reinvested in Business                                (16,945,308)
   Accumulated Other Comprehensive Income                          21,098,137
                                                                 -------------
Total Common Stock Equity                                          42,403,170

   Long-Term Debt Net of Current Portion                           11,630,444
   Notes Payable - Intercompany - Long Term                        89,770,000
                                                                 -------------
Total Capitalization                                              143,803,614
                                                                 -------------
Minority Interest in Foreign Subsidiaries                          34,211,954
                                                                 -------------
Liabilities:
   Notes Payable - Intercompany                                    28,500,000
   Long Term Debt Due Current                                       7,357,524
   Accounts Payable - Other                                        17,397,377
   Accounts Payable - Intercompany                                  1,462,827
   Other Accruals & Current Liabilities                             2,427,092
                                                                 -------------
Total Current Liabilities                                          57,144,820
                                                                 -------------
Deferred Credits:
   Accumulated Deferred Income Tax                                 21,406,146
   Other Deferred Credit                                            2,665,355
                                                                 -------------
Total Deferred Credits                                             24,071,501
                                                                 -------------
Total Capitalization & Liabilities                               $259,231,889
                                                                 =============